Exhibit 99.1

Contact: Valerie Collado

Phone: (484) 885-9338

Email: valerie_collado@vwr.com

VWR to Hold Fourth Quarter and Year End 2013 Financial Results Conference Call

RADNOR, PA, February 26, 2014 — VWR Funding, Inc., the parent company of VWR International, LLC, a global solutions provider of laboratory supplies, equipment and services, will hold a conference call on Tuesday, March 4, 2014 to discuss its fourth quarter and full year 2013 financial results.

Who:	Manuel Brocke-Benz, President and CEO
Gregory L. Cowan, Senior Vice President and CFO

When:	Tuesday, March 4, 2014
9:00 AM Eastern Time (ET)

How:	Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available from 12:00 PM ET on Tuesday, March 4, 2014 through Tuesday, March 18, 2014 at 11:59 PM ET, by dialing (404) 537-3406 or toll free at (855) 859-2056. The conference ID number for both the live call and replay numbers will be 97988274.

Information:	VWR Funding’s Annual Report on Form 10-K for the year ended December 31, 2013, will be filed on or before Tuesday, March 4, 2014, with the Securities and Exchange Commission.

About VWR International, LLC

VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global solutions provider of laboratory supplies, equipment and services with worldwide sales in excess of $4.1 billion in 2012. VWR enables the advancement of the world’s most critical research by providing product and service solutions to laboratories and production facilities in the pharmaceutical, biotech, industrial, educational, governmental and healthcare industries. With over 160 years of industry experience, VWR offers a well-established network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 8,000 associates around the world working to streamline the way scientists, researchers, medical professionals and engineers across the Americas, Europe and Asia Pacific stock and maintain their facilities. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

VWR and design are registered trademarks of VWR International, LLC.

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